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                                                                   EXHIBIT 23(b)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference to the Registration
Statement of The Hertz Corporation on Form S-3 (File No. 333-      ) of our
report dated January 24, 1997, except for Note 14, as to which the date is March 13, 1997, on our audits of the consolidated financial statements and financial statement schedule of The Hertz Corporation as of December 31, 1996 and 1995, and for each of the three years ended December 31, 1996, which report is included in the 1996 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."



                                             COOPERS & LYBRAND L.L.P.



Parsippany, New Jersey
August 25, 1997